SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 23, 2003

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: None

(b)	Exhibits:

99	Press Release Announcing: Second Quarter Earnings

Item 12.    Press Releases

On July 23, 2003, CNB Financial Corporation, the parent company of County National Bank, announced reported earnings of $2.3 million or $0.62 per share for the second quarter of 2003. This represents growth of 5.5% over the same period of 2002. Earnings for the six months ended June 30, 2003 were $4.3 million or $1.17 per share, representing a 6.7% increase over the same period in 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: July 24, 2003	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr. Treasurer